Knowledge Foundations, Inc.
                              Investor Relations: (626) 444-5494
                                      Stock Symbol: OTC BB: CPSJ

FOR IMMEDIATE RELEASE

 Calipso, Inc. merger with Knowledge Foundations, Inc. completed

   Company to market breakthrough "knowledge-based" computing technology

Westminster, California, Sept. 21, 2000 (BUSINESS WIRE) - Calipso, Inc. (OTC BB : CPSJ), a Delaware corporation, announced today that it has completed its merger with Knowledge Foundations, Inc. (KFI), a California-based firm that develops and licenses innovative knowledge management software.

The company has changed its name to Knowledge Foundations, Inc. ("KFI") effective immediately and will begin trading under the new symbol "KNFD" on the OTC Bulletin Board beginning September
21, 2000. The management and Board of Directors of Knowledge Foundations, Inc. have assumed management and Board control of Calipso.

KFI plans to enter the rapidly growing knowledge management market with a series of new knowledge management software tools and knowledge base engineering services.

Knowledge Foundations' software products are best described as knowledge-based engineering and application development tools. Whereas current information processing applications are limited to informational data content with predictable outcomes, KFI's software will use coded human knowledge to assist a user in solving and managing unpredictable problems by answering complex questions such as how, why, and most important - what if?

According to the company's Chairman and Chief Scientist, Dr. Richard Ballard, "Information based computing is the process most familiar to all of us. It describes accurately the hi-tech industry and the post-industrial revolution of the past half-century. Knowledge-based computing is revolutionary and adds a new dimension and paradigm to traditional computing technologies."

KFI's technology will allow organizations to permanently store lessons learned, contracted work products, and intellectual capital as a "knowledge base". The company's technology captures, codifies and integrates virtually any form of knowledge into easily accessed and marketable formats. The application of KFI's software tools will provide a production process for building small to large knowledge bases and assist companies in managing a most important asset -- knowledge.

IDC, a leading research and analyst firm in the IT sector, forecasts worldwide knowledge management spending will skyrocket from US $2 billion in 1999 to more than $12 billion by 2003.

Michael Dochterman, President and CEO of Knowledge Foundations says, "Our software tools will change forever the value of knowledge by converting what was once intangible into a tangible,
manageable  and  transferable asset.   Top  decision  makers  and
skilled   workers   alike  will  be  able  to  instantly   access
intellectual capital that was previously only available in the heads of others. This is important because, although computers may be created equal, computer users are not. The goal is to enable individuals to reuse an expert's knowledge, without having to incur the high cost of discovering and relearning the process, theories and conclusions the expert developed first."
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KFI's strategy is to market its software tools and establish  its unique technology as the most widely used solution for knowledge-based computing. The company plans to market its products and knowledge base production services worldwide through licensing and joint venture agreements with OEMs, Systems Integrators, Value Added Resellers (VARs), and IT consultants.

About Knowledge Foundations, Inc.

Knowledge Foundations, Inc. holds the exclusive rights to knowledge-based computing software tools developed over the past 12 years by Chairman and Chief Scientist, Dr. Richard Ballard. Previous versions of the software have been used in a variety of government applications for the US Navy, US Air Force, US Army Strategic Defense Command, NASA's Johnson Space Center and others. Knowledge Foundations' software operates transparently within the MS-Windows environment and has the capacity to capture virtually any form of knowledge, and to code it for increased processing speed, storage capacity and intuitive access to knowledge.

For more information, visit www.knowledgefoundations.com or contact Knowledge Foundations, Inc. at (626) 444-5494.


Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

This release contains forward-looking statements (as such term is defined in the Private Securities Reform Act of 1995), including statements about potential future sales, that are subject to risks and uncertainties, including but not limited to, KFI's ability to enter the knowledge management market with its management software tools and knowledge based engineering services. The risks and uncertainties to which these statements are subject include the impact of competitive products and pricing, product demand and market acceptance, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.